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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


     Name                                    Jurisdiction
     ----                                    ------------
     ShowCase Benelux N.V.                   Belgium
     ShowCase Deutschland GmbH               Germany
     ShowCase France SARL                    France
     ShowCase International, Inc.            Delaware
     ShowCase U.K. Limited                   United Kingdom